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                                                                  EXHIBIT 10.20

                           DEVON DELAWARE CORPORATION

                   DIRECTOR'S RESTRICTED STOCK AWARD AGREEMENT

           THIS AGREEMENT ("Agreement") is made as of the 17th day of August, 1999, by and between Devon Delaware Corporation, a Delaware corporation (the "Company"), and James L. Pate (the "Grantee").

         The Company and the Grantee therefore agree as follows:

         1. GRANT OF RESTRICTED STOCK. Effective as of the Effective Time of the merger of PennzEnergy Company into the Company, as defined in that certain Amended and Restated Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Delaware Corporation, Devon Oklahoma Corporation and PennzEnergy Company, dated as of May 19, 1999 (the"Date of Grant"), the Company has awarded to the Grantee a total of 15,000 shares of Common Stock, subject to the conditions and restrictions set forth below (the "Restricted Stock").

         2. RESTRICTIONS. The shares of Restricted Stock granted hereunder to the Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered from the Date of Grant until the date that the Grantee obtains a vested right to the shares (and the restrictions thereon terminate) in accordance with the provisions of this Section 2 or as otherwise provided in
Section 6 below. (The period of time between the Date of Grant and the date that the Grantee obtains a vested right to shares of Restricted Stock shall be referred to herein as the "Restricted Period" as to those shares of stock.) In the event that any day on which the Grantee would otherwise obtain a vested right to additional shares of Restricted Stock is a Saturday, Sunday or holiday, the Grantee shall instead obtain that vested right on the first business day immediately following such date. The Grantee shall have a vested right to the number of shares of Restricted Stock indicated below as of the dates set forth below, provided that the Grantee has not resigned as a Director of the Company since the Date of Grant:

                                             Number of
                    Date                Shares First Vested
                ----------              -------------------
                May 1, 2000                    5,000
                May 1, 2001                    5,000
                May 1, 2002                    5,000

All of the foregoing provisions of this Section 2 are subject to the provisions of Section 6 below, addressing an event that may result in forfeiture of the Grantee's interest in all or part of the Restricted Shares.


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         3. NO CODE SECTION 83(b) ELECTION. The Grantee shall not make an election, under Code Section 83(b), to include an amount in income in respect of the Restricted Stock.

         4. SALE OF RESTRICTED STOCK. The Grantee agrees that the Grantee shall not sell, transfer or dispose of the Restricted Stock and that the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale, transfer, disposition or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

         5. ESCROW OF SHARES. Shares of Restricted Stock shall be registered in the name of the Grantee and deposited with the Secretary of the Company, together with a stock power endorsed by the Grantee in blank. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in this Agreement. Upon termination of the Restricted Period with respect to shares of Restricted Stock, a certificate representing such shares shall be delivered upon written request to the Grantee as promptly as is reasonably practicable following such termination.

         6. FORFEITURE. If the Grantee's service as Chairman of the Board of Directors of the Company shall terminate for any reason other than voluntary resignation (excluding a resignation at the request of the Board of Directors) prior to all shares of Restricted Stock having become vested pursuant to the provisions of Section 2 hereof, all such shares of Restricted Stock shall immediately be fully vested. If the Grantee shall resign voluntarily from the Board of Directors (excluding a resignation at the request of the Board of Directors) prior to vesting in any portion of the shares of Restricted Stock, the Grantee shall forfeit all right to those unvested shares of Restricted Stock unless otherwise determined by the Board.

         7. BENEFICIARY DESIGNATIONS. The Grantee shall file with the Secretary of the Company on the form appended to this Agreement as Exhibit A or such other form as may be prescribed by the Company, a designation of one or more beneficiaries (each, a "Beneficiary") to whom shares otherwise due to the Grantee shall be distributed in the event of the death of the Grantee while serving as a Director of the Company. The Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any designated Beneficiary survives the Grantee but dies before receiving all of the Grantee's benefits hereunder, any remaining benefits due the Grantee shall be distributed to the deceased Beneficiary's estate. If there is no effective Beneficiary designation on file with the Secretary of the Company at the time of the Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased such Grantee, the payment of any remaining benefits shall be made to the Grantee's estate.

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         8. NONALIENATION OF BENEFITS. Except as contemplated by Section 7 above, and other than pursuant to a qualified domestic relations order, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Grantee or the Grantee's Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Section 7 above or other than pursuant to a qualified domestic relations order, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

         9. PREREQUISITES TO BENEFITS. Neither the Grantee nor any person claiming through the Grantee shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement which affect the Grantee or such other person shall have been complied with as specified herein.

         10. RIGHTS AS A STOCKHOLDER. Subject to the limitations and restrictions contained herein, the Grantee (or Beneficiary) shall have all rights as a stockholder with respect to the shares of the Restricted Stock once such shares have been registered in the Grantee's name or issued for the benefit of the Grantee hereunder.

         11. ADJUSTMENTS. Appropriate adjustments shall be made to the Restricted Stock upon the occurrence of (i) a reclassification, subdivision, combination or dividend of the Company's Common Stock or (ii) a consolidation or merger with or into, or lease transfer or sale of substantially all the Company's assets to another entity.

         12. NOTICE. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be:

         (a)      delivered personally to the following address:

                           Devon Delaware Corporation
                           Corporate Secretary
                           20 North Broadway, Suite 1500
                           Oklahoma City, Oklahoma

                  or


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         (b)      sent by first class mail, postage prepaid and addressed as follows:

                           Devon Delaware Corporation
                           Attention:  Corporate Secretary
                           20 North Broadway, Suite 1500
                           Oklahoma City, OK  73102-8260

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally or shall be sent by first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

         13. AMENDMENT. This Agreement may be amended, provided, however, that an amendment shall not adversely affect the rights of the Grantee with respect to the Award evidenced hereby without the Grantee's written consent.

         14. GRANTEE SERVICE. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the service of the Company as a Director.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall bind and enure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in a manner expressly provided herein.

         16. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware to the extent not preempted by federal law.

         17. CONSTRUCTION. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms include all Exhibits appended hereto. The headings of the Sections of this Agreement have been included for convenience of reference only and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         18. DUPLICATE ORIGINALS. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

         19. ENTIRE AGREEMENT. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the


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Restricted Stock granted herein and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company regarding the Restricted Stock award.

         20. GRANTEE ACCEPTANCE. The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning an executed copy to the Company.


                                  DEVON DELAWARE CORPORATION

                                  By:  /s/ J. Larry Nichols
                                      ------------------------------------------
                                      Name: J. Larry Nichols
                                            ------------------------------------
                                      Title: President & Chief Executive Officer
                                            ------------------------------------

                                  ACCEPTED:


                                  /s/ James L. Pate
                                  ----------------------------------------------
                                  Grantee:  James L. Pate


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                                 Exhibit A to Director's Restricted Stock Award
                                 Agreement, dated as of August ____, 1999


                           DEVON DELAWARE CORPORATION

                           DESIGNATION OF BENEFICIARY

         I, ___________________________________ (the "Grantee"), hereby declare that upon my death _____________________________________ (the "Beneficiary") of
                            Name

______________________________________________________________________________,
    Street Address           City                 State            Zip Code

who is my ___________________________________________, shall be entitled to the
                Relationship to the Grantee

Restricted Stock and all other rights accorded the Grantee by the above-referenced grant agreement (the "Agreement").

         It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated therein, including the Beneficiary's survival of the Grantee's death. If any such condition is not satisfied, such rights shall devolve according to the Grantee's will or the laws of descent and distribution.

         It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee and filed with the Company prior to the Grantee's death.


----------------------------------            ----------------------------------
Date                                          Grantee


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